    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 8, 1998

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           -------------------------

                                    FORM S-3
                           -------------------------
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           -------------------------

                             OUTDOOR SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                               7312                              86-073400
   (STATE OR OTHER JURISDICTION,         (PRIMARY STANDARD INDUSTRIAL                (IRS EMPLOYER
   INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)             IDENTIFICATION NUMBER)

(FOR CO-REGISTRANTS, PLEASE SEE "TABLE OF CO-REGISTRANTS" ON THE FOLLOWING PAGE)
                           -------------------------

                          2502 N. BLACK CANYON HIGHWAY
                             PHOENIX, ARIZONA 85009
                                 (602) 246-9569
          (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                           -------------------------

                               WILLIAM S. LEVINE
                             CHAIRMAN OF THE BOARD
                          2502 N. BLACK CANYON HIGHWAY
                             PHOENIX, ARIZONA 85009
                                 (602) 246-9569
     (NAME, ADDRESS, INCLUDING ZIP CODE, TELEPHONE INCLUDING AREA CODE, OF
                                  REGISTRANT'S
          PRINCIPAL NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                           -------------------------

                                   COPIES TO:

                            GABRIEL DUMITRESCU, ESQ.
                     POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                                SIXTEENTH FLOOR
                           191 PEACHTREE STREET, N.E.
                             ATLANTA, GEORGIA 30303
                                 (404) 572-6600

                           -------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 From time to time after the effective date of this Registration Statement, as determined by the Registrants.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
                                                        (Continued on next page)

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(Continued from previous page)

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                  PROPOSED                PROPOSED
                                           AMOUNT                 MAXIMUM                 MAXIMUM                  AMOUNT
       TITLE OF SECURITIES                 TO BE               OFFERING PRICE            AGGREGATE                   OF
        TO BE REGISTERED                 REGISTERED             PER UNIT(1)         OFFERING PRICE(1)(2)      REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Debt Securities of Outdoor
  Systems, Inc. (the
  "Company")(3)(4)...............
Guarantees of Co-Registrants of
  Debt Securities(5).............
Preferred Stock of the
  Company(4).....................
Common Stock of the Company(4)...
Warrants of the Company..........
Total............................                                                    $1,000,000,000(6)            $278,000
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) The proposed maximum offering price per unit will be determined from time to time by the Company in connection with the issuance of the securities registered hereunder.

(2) The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered, the maximum offering price per unit or the proposed maximum aggregate offering price.

(3) If any Debt Securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in the initial offering price.

(4) Also includes (i) such indeterminate principal amount of Debt Securities as may be issued upon the exercise of Warrants to purchase Debt Securities and
    (ii) such indeterminate number of shares of Preferred Stock and Common Stock as may be issued upon the exercise of Warrants to purchase shares of Preferred Stock and Common Stock and upon exchange or conversion of any Debt Securities exchangeable for or convertible into shares of Preferred Stock or Common Stock, all subject to the limitations set forth in footnote (6) below.

(5) No separate consideration will be received from purchasers of Debt Securities with respect to these Guarantees and, therefore, no registration fee is attributable to the Guarantees of the Debt Securities.

(6) In no event will the aggregate offering price of all securities issued from time to time pursuant to this Registration Statement exceed $1,000,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. The aggregate amount of Common Stock of the Company registered hereunder is further limited to that which is permissible under Rule 415(a)(4) under the Securities Act. The securities registered hereunder may be sold separately or as units with other securities registered hereby.

                            TABLE OF CO-REGISTRANTS

                                                               PRIMARY
                                                               STANDARD
                                          STATE OR OTHER      INDUSTRIAL
                                          JURISDICTION OF   CLASSIFICATION    IRS EMPLOYER
NAME                                       INCORPORATION        NUMBER       IDENTIFICATION
----                                      ---------------   --------------   --------------
Atlanta Bus Shelters....................  Georgia                7319          58-1971773
Atlantic Prospect, Inc. ................  New York               7312          06-1508542
National Advertising Company............  Delaware               7312          36-2360530
New York Subways Advertising Co.,
  Inc. .................................  Arizona                7319          86-0443845
OS Bus, Inc. ...........................  Georgia                7319          86-0878376
OS Florida, Inc. .......................  Florida                7310          59-2795446
Outdoor Systems (New York), Inc. .......  New York               7312          11-1821182
Outdoor Systems Painting, Inc. .........  Arizona                7312          86-0638522
Pacific Connection, Inc. ...............  Delaware               7312          86-0881130
Premier Sports Marketing, Inc. .........  Delaware               7319          77-0141025
Salm Enterprises, Inc. .................  California             7312          33-0020530
San Francisco Walls, Inc. ..............  California             7312          94-3224536

PROSPECTUS

$1,000,000,000

OUTDOOR SYSTEMS, INC.

DEBT SECURITIES, PREFERRED STOCK,
COMMON STOCK AND WARRANTS

Outdoor Systems, Inc. may offer to the public from time to time in one or more series or issuances:

- debt securities consisting of debentures, notes or other evidences of indebtedness;

- shares of its preferred stock;

- shares of its common stock; or

- warrants to purchase common stock, preferred stock or debt securities.

We urge you to read this prospectus and the accompanying prospectus supplement, which will describe the specific terms of the debt securities, preferred stock, common stock or warrants offered thereby, carefully before you make your investment decision.

Our common stock is listed on the New York Stock Exchange and trades under the trading symbol "OSI."

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

            The date of this prospectus is                  , 1998.

                               TABLE OF CONTENTS

                                      PAGE
                                      ----
The Company.........................    3
About This Prospectus...............    3
Where You Can Find More
  Information.......................    3
Use of Proceeds.....................    5
Ratio of Earnings to Combined Fixed
  Charges and Preferred Stock
  Dividends.........................    5
Ratio of Earnings to Fixed
  Charges...........................    5

                                      PAGE
                                      ----
Description of Debt Securities......    6
Description of Preferred Stock......   17
Description of Common Stock.........   19
Description of Warrants.............   21
Plan of Distribution................   23
Legal Matters.......................   25
Experts.............................   25

                                  THE COMPANY

Outdoor Systems, Inc. is the largest out-of-home media company in North America operating approximately 111,000 bulletin, poster, mall and transit advertising display faces in 90 metropolitan markets in the United States, 13 metropolitan markets in Canada and 44 metropolitan markets in Mexico and approximately 125,000 subway advertising display faces in New York City. We have operations in 50 of the 50 largest United States markets, 13 of the 15 largest Canadian markets and 44 of the largest 45 markets in Mexico.

As used herein:

     - except as expressly indicated or unless the context otherwise requires, the "Company," "we," "our" and "us" means Outdoor Systems, Inc. together with its consolidated subsidiaries; and

     - "market" in the United States refers to the geographic area constituting a Designated Market Area as defined by The A.C. Nielsen Company, in Canada refers to Census Metro Area as defined by Statistics Canada and in Mexico refers to cities ranked by estimated population based on data from Division de Estudios Economicos y Sociales de BANAMEX, Estimaciones propias con datos de SAC Analisis Unit, Sistema de informacion Socioeconomica (SIS), Mexico, 1997.

Our principal executive offices are located at 2502 N. Black Canyon Highway, Phoenix, Arizona 85009, and our telephone number at that location is (602) 246-9569.

                             ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements, and other information with the SEC. Such reports, proxy statements, and other information can be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Outdoor Systems, Inc. Our common stock is listed and traded on the New York Stock Exchange ("NYSE") under the trading symbol "OSI." Reports, proxy statements and other information are also available for inspection at the offices of the NYSE, 20 Broad Street, New York, New York, 10005.

The SEC allows us to "incorporate by reference" the information we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus, and any information we file with the SEC subsequent to this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference the documents listed below which we filed with the SEC and any filings that we will make with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed:

     - Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

     - Amendment No. 1 on Form 10-K/A to Annual Report on Form 10-K for fiscal year ended December 31, 1997 filed on March 26, 1998;

     - Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

     - Current Report on Form 8-K filed on July 16, 1998;

     - Amendment No. 1 on Form 8-K/A to Current Report on Form 8-K filed on September 11, 1998;

     - Description of our common stock contained in our Registration Statement on Form 8-A filed on August 15, 1997; and

     - The balance sheets of National Advertising Company as of December 31, 1996 and 1995 and the related statements of income and cash flows for each of the three years in the period ended December 31, 1996, together with notes thereto and Independent Auditor's Report thereon, contained in the Company's Current Report on Form 8-K filed on August 29, 1997.

We will provide to each person, including any beneficial owner of our securities, to whom this prospectus is delivered a copy of any or all of the information incorporated by reference into this prospectus (but that was not delivered with this prospectus). We will provide this information upon written or oral request at no cost to the person making the request. You must make your request for this information to Outdoor Systems, Inc., Attention: Bill M. Beverage, Chief Financial Officer, Treasurer and Secretary, at 2502 N. Black Canyon Highway, Phoenix, Arizona 85009, telephone number (602) 246-9569.

                                USE OF PROCEEDS

We intend to use the net proceeds from the sale of any of the securities we are offering hereby for general corporate purposes, which may include the repayment, refinancing, redemption or repurchase of existing indebtedness or capital stock, working capital, capital expenditures, acquisitions and investments. We will provide additional information about the use of net proceeds from the sale of any specific offering in the prospectus supplement relating to such offering.

                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

The following table sets forth the Company's ratio of earnings to combined fixed charges and preferred stock dividends on a historical basis for the periods indicated.

                                                                                         NINE MONTHS
                                                                                            ENDED
                                                       YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                                                -------------------------------------   -------------
                                                1993    1994    1995    1996    1997    1997    1998
                                                -----   -----   -----   -----   -----   -----   -----
Ratio of earnings to combined fixed charges
  and preferred stock dividends(1)............  1.02x   1.14x   1.13x   1.57x   1.35x   1.34x   1.37x

-------------------------

(1) For purposes of this calculation, "earnings" consist of income (loss) before income taxes and fixed charges. "Fixed charges" consist of interest, amortization of debt issuance costs, and the component of rental expense believed by management to represent the interest factor thereon.

                       RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the Company's ratio of earnings to fixed charges on a historical basis for the periods indicated.

                                                                                         NINE MONTHS
                                                                                            ENDED
                                                       YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                                                -------------------------------------   -------------
                                                1993    1994    1995    1996    1997    1997    1998
                                                -----   -----   -----   -----   -----   -----   -----
Ratio of earnings to fixed charges(1).........  1.02x   1.15x   1.14x   1.58x   1.35x   1.34x   1.37x

-------------------------

(1) For purposes of this calculation, "earnings" consist of income (loss) before income taxes and fixed charges. "Fixed charges" consist of interest, amortization of debt issuance costs, and the component of rental expense believed by management to represent the interest factor.

                         DESCRIPTION OF DEBT SECURITIES

We will issue any of the debt securities we are offering hereby (the "Debt Securities") under an indenture (the "Indenture") to be entered into by the Company, the subsidiaries, if any, that may guarantee the Company's payment obligations under any series of Debt Securities (the "Guarantors") and a trustee to be identified in the applicable prospectus supplement, as Trustee (the "Trustee"). The terms of the Debt Securities will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA") as in effect on the date of the Indenture. The Debt Securities will be subject to all such terms, and potential purchasers of the Debt Securities are referred to the Indenture and the TIA for a statement thereof. We filed a copy of the proposed form of Indenture as an exhibit to the registration statement of which this prospectus is a part.

We may offer under this prospectus up to $1,000,000,000 aggregate principal amount of Debt Securities, or if we issue Debt Securities at a discount, or in a foreign currency or composite currency, such principal amount as we may sell for an initial public offering price of up to $1,000,000,000. Unless we otherwise specify in the applicable prospectus supplement, the Debt Securities will represent our direct, unsecured obligations and will rank equally with all our other unsecured indebtedness.

We own and operate a number of subsidiaries, and a significant portion of our assets consists of investments in such subsidiaries. Our rights and the rights of our creditors, including you if you purchase any Debt Securities, to participate in the distribution of assets of any person in which we own an equity interest (including any of our subsidiaries) upon such person's liquidation or reorganization will be subject to prior claims of such person's creditors, including trade creditors, except to the extent that we may be a creditor with recognized claims against such person (in which case our claims would still be subject to the prior claims of any secured creditors of such person and of any holder of indebtedness of such person that is senior to that held by us). Accordingly, you, as a holder of Debt Securities, may be deemed to be effectively subordinated to such claims.

The following statements relating to the Debt Securities and the Indenture are summaries and do not purport to be complete. Such summaries may make use of certain terms defined in the Indenture and are qualified in their entirety by express reference to the Indenture. We will describe the specific terms of any series of Debt Securities in the applicable prospectus supplement. To the extent that any particular terms of the Debt Securities described in a prospectus supplement differ from any of the terms described herein, then such terms described herein shall be deemed to have been superseded by the prospectus supplement.

GENERAL

We will establish the terms of each series of Debt Securities by resolution of the Board of Directors and such terms will be set forth or determined in the manner provided in an Officers' Certificate or in a supplemental indenture. The particular terms of each series of Debt Securities will be described in a prospectus supplement relating to such series (including any pricing supplement thereto). The Indenture does not limit the aggregate principal amount of Debt Securities we may issue. We may issue Debt Securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement thereto), the initial offering price, the aggregate principal amount and the following terms of the Debt Securities being offered by this prospectus and the prospectus supplement:

          (1) the title of such Debt Securities;

          (2) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Debt Securities will be issued;

          (3) any limit on the aggregate principal amount of such Debt
     Securities;

          (4) the date or dates on which principal on such Debt Securities will be payable;

          (5) the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which such Debt Securities will bear interest, if any, the date or dates from which such interest, if any, will commence and be payable and any regular record date for the interest payable on the interest payment date;

          (6) the place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable and the method of such payment;

          (7) the period or periods within which, the price or prices at which and the terms and conditions upon which the Debt Securities may be redeemed, in whole or in part, at our option;

          (8) whether we have the obligation to redeem or purchase the Debt Securities in whole or in part pursuant to any sinking fund or analogous provisions or at the option of a holder thereof;

          (9) the dates, if any, on which and the price or prices at which we will repurchase the Debt Securities at the option of the holders thereof and other detailed terms and provisions of such repurchase obligations;

          (10) the denominations in which we may issue such Debt Securities, if other than denominations of $1,000 and any integral multiple thereof;

          (11) whether the Debt Securities are to be issuable in the form of certificated Debt Securities or book-entry Debt Securities;

          (12) the portion of principal amount of such Debt Securities that will be payable upon declaration of acceleration of the maturity date thereof, if other than the full principal amount thereof;

          (13) the currency of denomination of such Debt Securities;

          (14) the designation of the currency, currencies or currency units in which payment of principal of, premium, if any, and interest, if any, on such Debt Securities will be made;

          (15) if payments of principal of, premium, if any, or interest, if any, on the Debt Securities are to be made in one or more currencies or currency units other than that or those in which such Debt Securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

          (16) the manner in which the amounts of payment of principal of, premium, if any, or interest, if any, on such Debt Securities will be determined, if such amounts may be determined by reference to an index based on a currency or currencies other than that in which the Debt Securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

          (17) the provisions, if any, relating to any security provided for such Debt Securities;

          (18) any addition to or change in the covenants described herein or in the Indenture with respect to such Debt Securities and any change in the acceleration provisions described herein or in the Indenture with respect to such Debt Securities;

          (19) any Events of Default with respect to the Debt Securities, if not otherwise set forth under "-- Events of Default" below;

          (20) the terms and conditions, if any, upon which the Debt Securities shall be exchanged for or converted into common stock or preferred stock;

          (21) the terms and conditions, if any, upon which the Debt Securities and any guarantees thereof shall be subordinated in right of payment to other indebtedness of the Company;

          (22) the form and terms of any guarantee of the Debt Securities;

          (23) any other terms of such Debt Securities which may modify or delete any provision of the Indenture insofar as it applies to such series; and

          (24) any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the Debt Securities.

We may issue Debt Securities that provide for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to the terms of the Indenture ("Discount Securities"). If we issue Discount Securities, then the federal income tax considerations and other special considerations that will apply to such Discount Securities will be described in the applicable prospectus supplement.

We may issue Debt Securities in bearer form, with or without coupons. If we issue Debt Securities in bearer form, then the federal income tax considerations and other special considerations that will apply to bearer securities will be described in the applicable prospectus supplement.

If the purchase price of any of the Debt Securities is denominated in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest, if any, on any series or Debt Securities is payable in a foreign currency or currencies or a foreign currency unit or units, the restrictions, elections, general tax considerations, specific terms and other information with respect to such issue of Debt Securities and such foreign currency or currencies or foreign currency unit or units will be set forth in the applicable prospectus supplement.

EXCHANGE AND/OR CONVERSION RIGHTS

If we issue Debt Securities of a series that may be exchanged for or converted into shares of Common Stock or Preferred Stock, we will set forth in the prospectus supplement relating to such Debt Securities the terms of exchange or conversion.

TRANSFER AND EXCHANGE

We may issue Debt Securities that will be represented by either:

     - "book-entry securities," which means that there will be one or more global securities registered in the name of The Depository Trust Company, as Depository (the "Depository"), or a nominee of the Depository; or

     - "certificated securities," which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the Debt Securities offered will be book-entry or certificated securities. Except as set forth under "-- Global Debt Securities and Book Entry System" below, book-entry Debt Securities will not be issuable in certificated form.

CERTIFICATED DEBT SECURITIES. If you hold certificated Debt Securities, you may transfer or exchange such debt securities at the Trustee's office or paying agencies in accordance with the terms of the Indenture. You will not be charged a service charge for any transfer or exchange of certificated Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

You may effect the transfer of certificated Debt Securities and of the right to receive the principal of, premium, if any, and interest, if any, on such certificated Debt Securities only by surrender of the certificate representing such certificated Debt Securities and the issuance by the Company or the Trustee of a new certificate to the new holder.

GLOBAL DEBT SECURITIES AND BOOK ENTRY SYSTEM. The procedures that the Depository has indicated it intends to follow with respect to book-entry Debt Securities are set forth below.

Ownership of beneficial interests in book-entry Debt Securities will be limited to persons that have accounts with the Depository for the related global Debt Security ("participants") or persons that may hold interests through participants. Upon the issuance of a global Debt Security, the Depository will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the book-entry Debt Securities represented by such Global Debt Security beneficially owned by such participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such book-entry Debt Securities. Ownership of book-entry Debt Securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depository for the related global Debt Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to own, transfer or pledge beneficial interests in book-entry Debt Securities.

So long as the Depository for a global Debt Security, or its nominee, is the registered owner of such global Debt Security, the Depository or such nominee, as the case may be, will be considered the sole owner or holder of the book-entry Debt Securities represented by such global Debt Security for all purposes under the Indenture. Except as set forth below, beneficial owners of book-entry Debt Securities will not be entitled to have such securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing such securities and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person beneficially owning book-entry Debt Securities must rely on the procedures of the Depository for the related global Debt Security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture.

We understand, however, that under existing industry practice, the Depository will authorize the persons on whose behalf it holds a global Debt Security to exercise certain rights of holders of Debt Securities, and the Indenture provides that we, the Guarantors, if any, the Trustee and their respective agents will treat as the holder of a Debt Security the persons specified in a written statement of the Depository with respect to such global Debt Security for purposes of obtaining any consents or directions required to be given by holders of the Debt Securities pursuant to the Indenture.

Payments of principal of, premium, if any, and interest on book-entry Debt Securities will be made to the Depository or its nominee, as the case may be, as the registered holder of the related global Debt Security. We, the Guarantors, if any, the Trustee and any other agent acting for us and any agent of the Trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such global Debt Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the Depository, upon receipt of any payment of principal of, premium, if any, or interest, if any, on a global Debt Security, will immediately credit participants' accounts with payments in amounts proportionate to the respective amounts of book-entry Debt Securities held by each such participant as shown on the records of such Depository. We also expect that payments by participants to owners of beneficial interests in Book-Entry Debt Securities held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

If the Depository is at any time unwilling or unable to continue as Depository or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and we do not appoint a successor Depository registered as a clearing agency under the Exchange Act within 90 days, we will issue certificated Debt Securities in exchange for each global Debt Security. In addition, we may at any time and in our sole discretion determine not to have the book-entry Debt Securities of any series represented by one or more global Debt Securities and, in such event, will issue certificated Debt Securities in exchange for the global Debt Securities of such series. Global Debt Securities will also be exchangeable by the holders for certificated Debt Securities if an Event of Default (see "Events of Default" below) with respect to the book-entry Debt Securities represented by such global Debt Securities has occurred and is continuing. Any certificated Debt Securities issued in exchange for a global Debt Security will be registered in such name or names as the Depository shall instruct the Trustee. We expect that such instructions will be based upon directions received by the Depository from participants with respect to ownership of book-entry Debt Securities relating to such global Debt Security.

We obtained the foregoing information in this section concerning the Depository and the Depository's book-entry system from sources we believe to be reliable, but we do not take any responsibility for the accuracy of such information.

NO PROTECTION IN THE EVENT OF CHANGE OF CONTROL

Other than as described in the applicable prospectus supplement, the Indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of Debt Securities additional protection in the event of a recapitalization transaction, a change of control of the Company or a highly leveraged transaction.

COVENANTS

Unless otherwise indicated in this prospectus or a prospectus supplement, the Debt Securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of Debt Securities.

CONSOLIDATION, MERGER AND SALE OF ASSETS

We may consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets if:

          (i) we are the surviving corporation or, if we are not the surviving corporation, the successor person is a corporation, partnership, trust or other entity organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes our obligations under the Debt Securities and under the Indenture;

          (ii) immediately prior to and after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing under the Indenture; and

          (iii) certain other conditions set forth in the Indenture are met.

EVENTS OF DEFAULT

Unless otherwise specified in the applicable prospectus supplement, the following will be Events of Default under the Indenture with respect to Debt Securities of any series:

          (i) our failure to pay any interest on any Debt Security of that series when it becomes due and payable, and continuance of such failure to pay for a period of 30 days (but not if we deposit the entire amount of such payment with the Trustee or with a paying agent prior to the expiration of such period of 30 days);

          (ii) our failure to pay principal of or premium, if any, on any Debt Security of that series when such payment becomes due and payable, at maturity, upon redemption or otherwise;

          (iii) our failure to deposit any sinking fund payment, when and as due in respect of any Debt Security of that series;

          (iv) our failure to perform or our breach of any of our other covenants or warranties contained in the Indenture (but not if such covenant or warranty is solely for the benefit of another series of Debt Securities), if our failure continues uncured for a period of 30 days after we receive written notice from the Trustee or we and the Trustee receive written notice from the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series as provided in the Indenture;

          (v) certain events of bankruptcy, insolvency or reorganization with respect to us and the Guarantors, if any; and

          (vi) any other Event of Default provided with respect to Debt Securities of that series that is described in the prospectus supplement accompanying this prospectus.

An Event of Default with respect to a particular series of Debt Securities, other than certain events in bankruptcy, insolvency or reorganization with respect to such Debt Securities, will not necessarily constitute an Event of Default with respect to any other series of Debt Securities. An Event of Default with respect to Debt Securities, however, may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain Events of Default or an acceleration of payment obligations under the Indenture may constitute an event of default under certain of our other indebtedness and/or our preferred stock outstanding from time to time.

If an Event of Default with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then the Trustee or the holders of at least 25% in principal amount of the outstanding Debt Securities of that series may, by a notice in writing to us (and to the Trustee if given by the holders), declare the principal of and accrued but unpaid interest, if any, on all Debt Securities of that series to be due and payable immediately. If the Debt Securities of that series are Discount Securities, then the terms of that series will specify the portion of the principal amount that will be due and payable upon such declaration. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding Debt Securities will become immediately due and payable without any declaration or other act on the part of the Trustee or any holder of outstanding Debt Securities.

At any time after the Trustee or the holders have made a declaration of acceleration with respect to Debt Securities of any series, but before the Trustee has obtained a judgment or decree for payment of the money due, the holders of a majority in principal amount of the outstanding Debt Securities of that series may rescind and annul such acceleration if:

     - we have paid or deposited with the Trustee a sum sufficient to pay

          (i) all overdue interest, if any, on all Debt Securities of that series,

          (ii) the principal of any Debt Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Debt Securities,

          (iii) to the extent that payment of such interest is lawful, interest upon any overdue principal and overdue interest at the rate or rates prescribed therefor in such Debt Securities, and

          (iv) all sums paid or advanced by the Trustee and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

     - we have cured or obtained waivers with respect to all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to Debt Securities of that series.

For information as to waiver of defaults, see the discussion set forth below under "-- Modification and Waiver." The prospectus supplement relating to any series of Debt Securities that are Discount Securities will set forth the particular provisions relating to acceleration of a portion of the principal amount of such Discount Securities upon the occurrence of an Event of Default.

The Indenture provides that the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of outstanding Debt Securities unless the Trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the Trustee, the holders of a majority in principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series.

A holder of Debt Securities of any series will have the right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee, or for any remedy under the Indenture, only if:

     - such holder has previously given to the Trustee written notice of a continuing Event of Default with respect to Debt Securities of that series;

     - the holders of not less than 25% in principal amount of the outstanding Debt Securities of that series have also made written request to the Trustee to institute proceedings in respect of such Event of Default;

     - such holder or holders shall have offered to the Trustee reasonable indemnity;

     - the Trustee for 60 days after receipt of such notice, request and offer of indemnity has failed to institute any such proceedings; and

     - the Trustee has not received from the holders of a majority in principal amount of the outstanding Debt Securities of that series a direction inconsistent with such request during such 60-day period.

Notwithstanding the foregoing, the holder of any Debt Security will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and any interest on such Debt Security on or after the due dates expressed in such Debt Security and to institute suit for the enforcement of any such payment.

The Indenture requires us to furnish to the Trustee each year a statement as to compliance with the Indenture. The Indenture provides that the Trustee may withhold notice to the holders of Debt Securities of any series of any default or Event of Default (other than our failure to make payment on any Debt Securities of such series) with respect to Debt Securities of such series if the Trustee determines in good faith that withholding such notice is in the interest of the holders of such Debt Securities.

MODIFICATION AND WAIVER

The Trustee and we may modify or amend the Indenture with the consent of the holders of at least a majority in principal amount of the outstanding Debt Securities of each series affected by the proposed modification or amendment. However, without the consent of the holder of each outstanding Debt Security affected we cannot make any modification or amendment that would:

     - reduce the amount of Debt Securities whose holders must consent to an amendment or waiver;

     - reduce the rate of or change the time for payment of interest (including default interest) on any Debt Security;

     - reduce the principal of or premium, if any, on or change the fixed maturity of any Debt Security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of Debt Securities;

     - reduce the principal amount of Discount Securities payable upon acceleration of the maturity thereof;

     - waive a default in the payment of the principal of, premium, if any, or interest, if any, on any Debt Security (except a rescission of acceleration of the Debt Securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding Debt Securities of such series and a waiver of the payment default that resulted from such acceleration);

     - make the principal of or premium, if any, or interest, if any, on any Debt Security payable in currency other than that stated in the Debt Security;

     - make any change to certain provisions of the Indenture protecting the right of each holder of Debt Securities to receive payment of the principal of, premium, if any, and interest, if any, on such Debt Securities on or after the due date thereof or to institute suit for the enforcement of any such payment and to waivers or amendments; or

     - waive a redemption payment with respect to any Debt Security.

The Trustee and we may amend the Indenture without notice to or consent of any holder of a Debt Security:

     - to cure any ambiguity, defect or inconsistency;

     - to comply with the Indenture's provisions regarding successor corporations;

     - to comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA;

     - to provide for global Debt Securities in addition to or in place of certificated Debt Securities;

     - to add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of Debt Securities, if such addition, change or elimination (A) does not (1) apply to any Debt Security of any series created prior to the execution of such amendment and entitled to the benefit of such provision, or (2) modify the rights of a holder of any such Debt Security with respect to such provision, or (B) becomes effective only when there is no outstanding Debt Security of any series created prior to such amendment and entitled to the benefit of such provision;

     - to make any change that does not adversely affect in any material respect the interest of any holder; or

     - to establish additional series of Debt Securities as permitted by the Indenture.

The holders of at least a majority in principal amount of the outstanding Debt Securities of any series may, on behalf of the holders of all Debt Securities of that series, waive, insofar as that series is concerned, compliance by us with provisions of the Indenture other than certain specified provisions. The holders of a majority in principal amount of the outstanding Debt Securities of any series may, on behalf of the holders of all the Debt Securities of such series, waive any past default under the Indenture with respect to such series and its consequences, other than a failure to pay the principal of, premium, if any, or any interest, if any, on any Debt Security of that series or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding Debt Security of such series affected. The holders of a majority in principal amount of the outstanding Debt Securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.

DEFEASANCE OF DEBT SECURITIES AND CERTAIN COVENANTS IN CERTAIN CIRCUMSTANCES

LEGAL DEFEASANCE. The Indenture provides that unless otherwise provided by the terms of the applicable series of Debt Securities, if we take certain actions, we will be discharged from most of our obligations in respect of the Debt Securities of any series. To obtain this discharge we will be required to:

     - deposit with the Trustee, in trust, money and/or U.S. Government Obligations (as defined below) that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium, if any, and interest, if any, on and any mandatory sinking fund payments in respect of the Debt Securities of such series on the stated maturity of such payments in accordance with the terms of the Indenture and such Debt Securities (in the case of Debt Securities denominated in a single currency other than U.S. Dollars, instead of U.S. Government Obligations we will be required to deposit Foreign Government Obligations (as defined below);

     - deliver to the Trustee an opinion of counsel stating that (i) we have received from, or the United States Internal Revenue Service has published a ruling or, (ii) since the date of execution of the Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the Debt Securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

     - satisfy certain other conditions specified in the Indenture.

Despite the above actions, we will not be discharged from the following obligations:

     - to register the transfer or exchange of Debt Securities of such series;

     - to replace stolen, lost, or mutilated Debt Securities of such series;

     - to maintain paying agencies; and

     - to comply with certain other provisions relating to the treatment of funds held by paying agents.

DEFEASANCE OF CERTAIN COVENANTS. The Indenture provides that, unless otherwise provided by the terms of the applicable series of Debt Securities, upon compliance with certain conditions, the Company may omit to comply with the restrictive covenants, if any, set forth in the Indenture, as well as any additional covenants or other provisions which may be set forth in the applicable prospectus supplement, and any omission to comply with such covenants will not constitute a default or an Event of Default with respect to the Debt Securities of such series ("covenant defeasance"). These conditions include:

     - the deposit with the trustee of money and/or U.S. Government Obligations, that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium, if any, and interest, if any, on and any mandatory sinking fund payments in respect of the Debt Securities of such series on the stated maturity of such payments in accordance with the terms of the Indenture and such Debt Securities (in the case of Debt Securities denominated in a single currency other than U.S. Dollars, instead of U.S. Government Obligations we will be required to deposit Foreign Government Obligations (as defined below);

     - the delivery to the Trustee of an opinion of counsel to the effect that the holders of the Debt Securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and related covenant defeasance had not occurred; and

     - certain other conditions specified in the Indenture.

COVENANT DEFEASANCE AND EVENTS OF DEFAULT. In the event that we exercise our option to effect covenant defeasance with respect to any series of Debt Securities, the amount of money and/or U.S. Government Obligations or Foreign Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Debt Securities of such series at the time of their stated maturity. If the Debt Securities of such series are subsequently declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. Government Obligations or Foreign Obligation on deposit with the Trustee may not be sufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, if the Event of Default relates to a covenant from which we have not been discharged, we will remain liable to make the additional payments.

"U.S. Government Obligations" means securities which are (i) direct obligations of The United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of The United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by The United States of America, and which in the case of (i) and
(ii) are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depository receipt.

"Foreign Government Obligations" means, with respect to Debt Securities of any series that are denominated in a currency other than U.S. Dollars, (i) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or
(ii) obligations of a person controlled or supervised by or acting as an agency or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof.

GUARANTEES

Our payment obligation under any series of Debt Securities may be guaranteed by one or more Guarantors. The terms of any such guarantee will be set forth in the applicable prospectus supplement.

REGARDING THE TRUSTEE

The Trustee with respect to any series of Debt Securities will be identified in the prospectus supplement relating to such Debt Securities. The Indenture and provisions of the TIA incorporated by reference therein contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The Trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with the Company and its affiliates, provided, however, that if it acquires any conflicting interest (as defined in the TIA), it must eliminate such conflict or resign.

The TIA and the Indenture provide that in case an Event of Default shall occur (and be continuing), the Trustee will be required, in the exercise of its rights and powers, to use the degree of care and skill of a prudent man in the conduct of his own affairs. Subject to such provision, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of the Debt Securities issued thereunder, unless they have offered to the Trustee indemnity satisfactory to it.

                         DESCRIPTION OF PREFERRED STOCK

The Company's authorized Preferred Stock consists of 12,000,000 shares, none of which are currently issued and outstanding.

Under Delaware law and our Certificate of Incorporation, we may issue shares of Preferred Stock from time to time, in one or more classes or series, as authorized by the Board of Directors, without further approval by the stockholders. The Preferred Stock we may create and issue from time to time:

     - may have such voting power, full or limited, or may be without such voting powers;

     - may be subject to redemption at such time or times and at such prices;

     - may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to or in such relation to, the dividends payable on any other class or classes or series of stock;

     - may have such rights upon the dissolution of, or upon the distribution of the assets of, the Company;

     - may be convertible into, or exchangeable for, shares of any other class or classes of stock of the Company, at such price or prices or at such rates of exchange, and with such adjustments; and

     - shall have such other relative, participating, optional or special rights, and preferences, designations, qualifications, limitations or restrictions thereof;

all as will be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such Preferred Stock.

The Board of Directors may authorize the issuance of shares of Preferred Stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of such shares might believe to be in their best interests or in which holders of some, or a majority, of such shares might receive a premium for their shares over the then-market price of such shares.

The holders of shares of Preferred Stock will have no preemptive rights or cumulative voting rights. In addition to specific prohibitions set forth in our Certificate of Incorporation, under Delaware law holders of Preferred Stock will be entitled to vote as a class upon any proposed amendment, whether or not entitled to vote thereon by our Certificate of Incorporation, if such amendment would increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

If we make an offering of shares of Preferred Stock under this prospectus, the shares offered will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

If we make an offering of Preferred Stock under this prospectus, then we will describe the specific terms of the class or series of Preferred Stock being offered in the prospectus supplement relating to that offering, including:

          (1) the title and stated value of such Preferred Stock;

          (2) the number of shares of such Preferred Stock offered, the liquidation preference per share and the purchase price of such Preferred Stock;

          (3) the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Stock;

          (4) whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on such Preferred Stock shall accumulate;

          (5) the procedures for any auction and remarketing, if any, for such Preferred Stock;

          (6) the provisions for a sinking fund, if any, for such Preferred
     Stock;

          (7) the provisions for redemption, if applicable, of such Preferred Stock;

          (8) any listing of such Preferred Stock on any securities exchange or market;

          (9) the terms and conditions, if applicable, upon which such Preferred Stock will be convertible into Common Stock, including the conversion price (or manner of calculation thereof) and conversion period;

          (10) the terms and conditions, if applicable, upon which Preferred Stock will be exchangeable into Debt Securities of the Company, including the exchange price (or manner of calculation thereof) and exchange period;

          (11) voting rights, if any, of such Preferred Stock;

          (12) whether interests in such Preferred Stock will be represented by depositary shares;

          (13) a discussion of any material and/or special United States federal income tax considerations applicable to such Preferred Stock;

          (14) the relative ranking and preferences of such Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

          (15) any limitations on issuance of any class or series of Preferred Stock ranking senior to or on a parity with such series of Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

          (16) any other specific terms, preferences, rights, limitations or restrictions of such Preferred Stock.

Unless we otherwise specify in the prospectus supplement, the Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company rank:

          (i) senior to all classes or series of Common Stock, and to all equity securities issued by the Company the terms of which specifically provide that such equity securities rank junior to such Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company;

          (ii) on a parity with all equity securities issued by the Company that do not rank senior or junior to the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; and

          (iii) junior to all equity securities issued by the Company the terms of which do not specifically provide that such equity securities rank on a parity with or junior to the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company (including any entity with which the Company may be merged or consolidated or to which all or substantially all the assets of the Company may be transferred or which transfers all or substantially all of the assets of the Company).

As used for these purposes, the term "equity securities" does not include convertible debt securities.

                          DESCRIPTION OF COMMON STOCK

GENERAL

The Company's authorized Common Stock consists of 600,000,000 shares, of which 184,369,963 were issued and outstanding as of December 7, 1998.

Holders of Common Stock are entitled to one vote per share on all matters on which the holders of Common Stock are entitled to vote. Because holders of Common Stock do not have cumulative voting rights and the Company has a classified Board of Directors, the holders of a majority of the shares of Common Stock voting for the election of directors can elect all of the members of the Board of Directors standing for election at any particular meeting. The Common Stock is not redeemable and has no conversion or preemptive rights. All of the outstanding shares of Common Stock are fully paid and nonassessable. In the event of the liquidation or dissolution of the Company, subject to the rights of the holders of any outstanding shares of Preferred Stock, the holders of Common Stock are entitled to share pro rata in any balance of the corporate assets available for distribution to them. The Company may pay dividends if, when and as declared by the Board of Directors from funds legally available therefor, subject to the dividend provisions of any outstanding shares of Preferred Stock and restrictions set forth in the Company's debt instruments.

SPECIAL PROVISIONS OF THE CERTIFICATE OF INCORPORATION, BYLAWS AND DELAWARE LAW

Our Certificate of Incorporation provides that our directors will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

          (i) for any breach of the director's duty of loyalty to the Company or its stockholders;

          (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

          (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases as provided in Section 174 of the Delaware General Corporation Law; or

          (iv) for any transaction from which the director derived an improper personal benefit.

The effect of these provisions is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above.

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent permissible under Delaware law. These indemnification provisions require us to indemnify our directors and officers against certain liabilities and expenses to which they may become subject by reason of their service as directors or officers of the Company. The provisions also set forth certain procedures, including the advancement of expenses that apply in the event of a claim for indemnification.

Section 203 of the Delaware General Corporation Law ("Section 203") generally provides that a person who, together with affiliates and associates owns, or within three years did own, 15% or more of the outstanding voting stock of a corporation (an "Interested Stockholder") but less than 85% of such stock may not engage in certain business combinations with the corporation for a period of three years after the date on which the person became an Interested Stockholder unless (i) prior to such date, the corporation's board of directors approved either the business combination or the transaction in which the stockholder became an Interested Stockholder or (ii) subsequent to such date, the business combination is approved by the corporation's board of directors and authorized at a stockholders' meeting by a vote of at least two-thirds of the corporation's outstanding voting stock not owned by the Interested Stockholder. Section 203 defines the term "business combination" to encompass a wide variety of transactions with or caused by an Interested Stockholder, including mergers, asset sales, and other transactions in which the Interested Stockholder receive a benefit on other than a pro rata basis with other stockholders. The Company's stockholders, by adopting an amendment to the Certificate of Incorporation, may elect not to be governed by Section 203 which election would be effective twelve months after such adoption. Neither our Certificate of Incorporation nor our Bylaws exclude the Company from the restrictions imposed by Section 203.

Our Certificate of Incorporation classifies the Board of Directors into three classes with staggered terms. At each annual meeting, the number of directors equal to the number of directors in the class whose terms expire at the time of such meeting is elected to hold office until the third succeeding annual meeting. As a result of this classification of directors, no stockholder or group of stockholders would be able to elect a majority of the Board of Directors at any single meeting for the election of directors.

Our Bylaws provide that only business or proposals properly brought before an annual meeting of shareholders may be conducted at such meeting. In order to bring business or a proposal before an annual meeting, a stockholder is required to provide written notice to us at least 45 days prior to the annual meeting which describes the business or proposal to be brought before the annual meeting, the name and address of the stockholder proposing the business, the class and number of shares of stock held by such stockholder, and any material interest of the stockholder in the business to be brought before the meeting. In addition, our Bylaws provide that in order for a stockholder to nominate a candidate for election to the Board of Directors, the stockholder must provide written notice of intent to nominate a candidate at least 45 days prior to the meeting of stockholders called for the election of directors. Such written notice is required to contain the name and address of the stockholder, a representation that the stockholder is a holder of record of the Company's voting stock and intends to appear in person or by proxy at the meeting to nominate the persons specified in the notice, such information regarding each nominee as would have been required to have been included in a proxy statement filed pursuant to Regulation 14A of the rules and regulations of the SEC under the Securities Exchange Act of 1934 had proxies been solicited with respect to such nominee by the Board of Directors, a description of all arrangements or other understandings among the stockholder and any other person pursuant to which such nominations are to be made by the stockholder and the written consent of each nominee to serve as a director of the Company if elected.

Our Bylaws provide for special meetings of stockholders only upon the direction of the Chairman of the Board of Directors, the President, or a majority of the Board of Directors. Furthermore, our Certificate of Incorporation prohibits stockholders from taking action by written consent in lieu of meeting.

TRANSFER AGENT

The transfer agent and registrar for the Common Stock is First Union National Bank of North Carolina.

                            DESCRIPTION OF WARRANTS

We may issue warrants to purchase Debt Securities (the "Debt Warrants"), Preferred Stock (the "Preferred Stock Warrants") or Common Stock (the "Common Stock Warrants" and, collectively with the Debt Warrants and the Preferred Stock Warrants, the "Warrants"). We may issue Warrants independently or together with any other securities attached to or separate from such other securities. We will issue the Warrants under warrant agreements (each a "Warrant Agreement") that we will enter into with a bank or trust company, as warrant agent (the "Warrant Agent"). We will provide information about the Warrant Agent in the prospectus supplement relating to the Warrants being offered pursuant thereto.

DEBT WARRANTS

We will describe in the applicable prospectus supplement the terms of the Debt Warrants, the Warrant Agreement relating to such Debt Warrants and the Debt Warrant certificates representing such Debt Warrants, including the following:

          (1) the title for such Debt Warrants;

          (2) the aggregate number of such Debt Warrants;

          (3) the price or prices at which we will issue such Debt Warrants;

          (4) the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of such Debt Warrants, and the procedures and conditions relating to the exercise of such Debt Warrants;
     (5) the designation and terms of any related Debt Securities that we will issue with such Debt Warrants, and the number of such Debt Warrants that we will issue with each such security;

     (6) the date, if any, on and after which such Debt Warrants and the related Debt Securities will be separately transferable;

     (7) the principal amount of Debt Securities purchasable upon exercise of each Debt Warrant, and the price at which such principal amount of Debt Securities may be purchased upon such exercise;

          (8) the date on which such right will expire;

          (9) the maximum or minimum number of such Debt Warrants which may be exercised at any time;

          (10) a discussion of the material United States federal income tax considerations applicable to the exercise of such Debt Warrants; and

          (11) any other terms of such Debt Warrants and terms, procedures and limitations relating to the exercise of such Debt Warrants.

Debt Warrant certificates will be exchangeable for new Debt Warrant certificates of different denominations, and Debt Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their Debt Warrants, holders of Debt Warrants will not have any of the rights of holders of the securities purchasable upon such exercise and will not be entitled to payments of principal of (or premium, if any) or interest, if any, on the securities purchasable upon such exercise.

OTHER WARRANTS

We will describe in the applicable prospectus supplement the terms of Preferred Stock Warrants or Common Stock Warrants, including the following:

          (1) the title of such Warrants;

          (2) the securities for which such Warrants are exercisable;

          (3) the price or prices at which we will issue such Warrants;

          (4) the number of such Warrants that we will issue with each share of Preferred Stock or Common Stock;

          (5) any provisions for adjustment of the number or amount of shares of Preferred Stock or Common Stock receivable upon exercise of such Warrants or the exercise price of such Warrants;

          (6) if applicable, the date on and after which such Warrants and the related Preferred Stock or Common Stock will be separately transferable;

          (7) if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of such Warrants;

          (8) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants;

          (9) the date on which the right to exercise such Warrants shall commence, and the date on which such right shall expire; and

          (10) the maximum or minimum number of such Warrants which may be exercised at any time.

EXERCISE OF WARRANTS

Each Warrant will entitle the holder of Warrants to purchase for cash such principal amount of Debt Securities or shares of Preferred Stock or Common Stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the Warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the Warrants offered thereby. After the close of business on the expiration date, unexercised Warrants will become void.

Warrants may be exercised as set forth in the prospectus supplement relating to the Warrants offered thereby. Upon receipt of payment and the Warrant certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the Debt Securities or shares of Preferred Stock or Common Stock purchasable upon such exercise. If less than all of the Warrants represented by such Warrant certificate are exercised, a new Warrant certificate will be issued for the remaining Warrants.

                              PLAN OF DISTRIBUTION

We may sell the securities being offered hereby:

     - directly to purchasers;

     - through agents;

     - through dealers;

     - through underwriters; or

     - through a combination of any of these methods of sale.

We and our agents and underwriters may sell the securities being offered hereby from time to time in one or more transactions:

     - at a fixed price or prices, which may be changed;

     - at market prices prevailing at the time of sale;

     - at prices related to such prevailing market prices; or

     - at negotiated prices.

We may solicit directly offers to purchase securities. We may also designate agents from time to time to solicit offers to purchase securities. Any such agent, who may be deemed to be an "underwriter" as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such agent at the time of resale.

If we use underwriters to sell securities, we will enter into an underwriting agreement with such underwriters at the time of the sale to them, and will set forth the names of the underwriters the prospectus supplement which will be used by them together with this prospectus to make resales of the securities to the public. In connection with the sale of the securities offered hereby, such underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities offered hereby for whom they may act as agents. Underwriters may also sell the securities offered hereby to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriting compensation paid by us to underwriters in connection with the offering of the securities offered hereby, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement.

Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof. Underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers, or other persons to solicit offers by certain institutions to purchase the securities offered hereby pursuant to contracts providing for payment and delivery on a future date or dates. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such contract will not be subject to any conditions except that (a) the purchase of the securities offered hereby shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject and (b) if the securities offered hereby are also being sold to underwriters, we shall have sold to such underwriters the securities offered hereby not sold for delayed delivery. The underwriters, dealers and such other persons will not have any responsibility in respect to the validity or performance of such contracts. The prospectus supplement relating to such contracts will set forth the price to be paid for securities pursuant to such contracts, the commissions payable for solicitation of such contracts and the date or dates in the future for delivery of such securities pursuant to such contracts.

Any underwriter may engage in over-allotment, stabilizing and syndicate short covering transactions and penalty bids in accordance with Regulation M of the Securities Exchange Act of 1934. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by such dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the Securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

Each series of Securities will be a new issue with no established trading market, other than the Common Stock which is listed on the NYSE. Any shares of Common Stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. Any underwriters to whom we sell Securities for public offering and sale may make a market in such Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We may elect to list any of the Securities we may offer from time to time for trading on an exchange or on the Nasdaq Stock Market, but we are not obligated to do so.

The anticipated date of delivery of the securities offered hereby will be set forth in the applicable prospectus supplement relating to each offering.

                                 LEGAL MATTERS

Powell, Goldstein, Frazer & Murphy LLP, Atlanta, Georgia will pass upon the validity of the securities offered hereby.

                                    EXPERTS

The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements of National Advertising Company as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 incorporated by reference in this prospectus, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP (Coopers & Lybrand L.L.P. prior to its July 1, 1998 merger with Price Waterhouse LLP), independent accountants, given on the authority of that firm as experts in accounting and auditing.

The combined financial statements of Vendor, S.A. de C.V. and MM Billboard as of December 31, 1997 and for the year then ended incorporated in this Prospectus by reference to Outdoor Systems, Inc.'s Current Report on Form 8-K dated July 16, 1998, as amended September 11, 1998, have been so incorporated in reliance on the report of PricewaterhouseCoopers, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the fees and expenses, other than underwriting discounts and commissions, payable or reimbursable by the Company in connection with the issuance and distribution of the securities registered hereby. All such expenses, other than the SEC registration fee, are estimated.

SEC registration fee.......................................  $  278,000
Printing and engraving expenses............................     150,000
Legal fees and expenses....................................     300,000
Accounting fees and expenses...............................     150,000
Rating agency fees.........................................     150,000
Transfer agent fees and expenses...........................      20,000
Fees and expenses of the Trustee and Depositary............      25,000
Miscellaneous..............................................      27,000
                                                             ----------
          Total............................................  $1,100,000
                                                             ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (the "Delaware Law"),
Article VII of the Registrant's Fourth Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), and Article VI of the Company's Amended and Restated Bylaws (the "Bylaws") provide for indemnification of the Registrant's directors and officers to the maximum extent provided by Delaware law, which may include liabilities under the Securities Act of 1933, as amended (the "Securities Act").

As permitted by Section 102(b) of the Delaware Law, the Certificate of Incorporation provides that directors of the Company shall have no personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law,
(iii) under Section 174 of the Delaware Law, or (iv) for any transaction from which a director derived an improper personal benefit.

The Company maintains directors' and officers' liability insurance.

ITEM 16.  EXHIBITS

EXHIBIT
  NO.                             DESCRIPTION OF EXHIBIT
-------                           ----------------------
  1.1     --   Form of Underwriting Agreement.*
  3.1     --   Fourth Amended and Restated Certificate of Incorporation
               (filed as Exhibit 99.2 to the Registrant's Current Report on
               Form 8-K filed on June 4, 1997 (File No. 0-28256) and
               incorporated by reference).
  3.2     --   Amended and Restated Bylaws (filed as Exhibit 3.2 to
               Amendment No. 1 to the Registrant's Registration Statement
               on Form S-1 (File No. 333-1582) and incorporated herein by reference).
  4.1     --   Form of Indenture.
  4.2     --   Specimen Common Stock Certificate of the Registrant (filed as Exhibit 4.1 to Amendment No. 2 to the Registrant's
               Registration Statement on Form S-1 (File No. 333-1582) and
               incorporated herein by reference).
  4.3     --   Certificate of Designation.*
  4.4     --   Form of Preferred Stock Certificate.*
  4.5     --   Form of Warrant Agreement.*
  4.6     --   Form of Warrant.*
  5.1     --   Opinion of Powell, Goldstein, Frazer & Murphy LLP.
 12.1     --   Computation of Ratio of Earnings to Combined Fixed Charges
               and Preferred Stock Dividends.
 12.2     --   Computation of Ratio of Earnings to Fixed Charges.
 23.1     --   Consent of Powell, Goldstein, Frazer & Murphy LLP (included in Exhibit 5.1).
 23.2     --   Consent of Deloitte & Touche LLP, independent auditors.
 23.3     --   Consent of PricewaterhouseCoopers LLP, independent auditors.
 23.4     --   Consent of PricewaterhouseCoopers, independent auditors.
 24.1     --   Powers of Attorney (included on signature pages).
 25.1     --   Statement of Eligibility of Trustee on Form T-1.**

-------------------------

 * To be filed by amendment or by a Current Report on Form 8-K pursuant to Regulation S-K, Item 601(b).

** To be filed separately pursuant to Trust Indenture Act Section 305(b)(2).

ITEM 17.  UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or in the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application determining the eligibility of the trustee to act under subsection (a) of
Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-3 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 7th day of December, 1998.

                                          OUTDOOR SYSTEMS, INC.

                                          By: /s/   WILLIAM S. LEVINE

                                             -----------------------------------
                                              William S. Levine
                                              Chairman of the Board

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints WILLIAM S. LEVINE and BILL M. BEVERAGE, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, to sign any related registration statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, for their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrants and in the capacities and on the dates indicated:

               SIGNATURE                             TITLE                    DATE
               ---------                             -----                    ----

         /s/ ARTURO R. MORENO            President (Principal           December 7, 1998
---------------------------------------  Executive Officer) and
           Arturo R. Moreno              Director

         /s/ WILLIAM S. LEVINE           Chairman of the Board and      December 7, 1998
---------------------------------------  Director
           William S. Levine

         /s/ BILL M. BEVERAGE            Secretary, Treasurer and       December 7, 1998
---------------------------------------  Chief Financial Officer
           Bill M. Beverage              (Principal Accounting and
                                         Financial Officer)

         /s/ BRIAN J. O'CONNOR           Director                       December 7, 1998
---------------------------------------
           Brian J. O'Connor

      /s/ STEPHEN F. BUTTERFIELD         Director                       December 7, 1998
---------------------------------------
        Stephen F. Butterfield

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-3 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 7th day of December, 1998.

                                          OUTDOOR SYSTEMS PAINTING, INC.

                                          By: /s/   WILLIAM S. LEVINE

                                             -----------------------------------
                                              William S. Levine
                                              Chairman of the Board

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints WILLIAM S. LEVINE and BILL M. BEVERAGE, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, to sign any related registration statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, for their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrants and in the capacities and on the dates indicated:

               SIGNATURE                             TITLE                    DATE
               ---------                             -----                    ----

         /s/ ARTURO R. MORENO            President (Principal           December 7, 1998
---------------------------------------  Executive Officer) and
           Arturo R. Moreno              Director

         /s/ WILLIAM S. LEVINE           Chairman of the Board and      December 7, 1998
---------------------------------------  Director
           William S. Levine

         /s/ BILL M. BEVERAGE            Secretary, Treasurer and       December 7, 1998
---------------------------------------  Chief Financial Officer
           Bill M. Beverage              (Principal Accounting and
                                         Financial Officer)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-3 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 7th day of December, 1998.

                                          ATLANTIC PROSPECT, INC.

                                          By: /s/   WILLIAM S. LEVINE

                                             -----------------------------------
                                              William S. Levine
                                              Chairman of the Board

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints WILLIAM S. LEVINE and BILL M. BEVERAGE, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, to sign any related registration statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, for their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrants and in the capacities and on the dates indicated:

               SIGNATURE                             TITLE                    DATE
               ---------                             -----                    ----

         /s/ ARTURO R. MORENO            President (Principal           December 7, 1998
---------------------------------------  Executive Officer) and
           Arturo R. Moreno              Director

         /s/ WILLIAM S. LEVINE           Chairman of the Board and      December 7, 1998
---------------------------------------  Director
           William S. Levine

         /s/ BILL M. BEVERAGE            Secretary and Treasurer        December 7, 1998
---------------------------------------  (Principal Accounting and
           Bill M. Beverage              Financial Officer)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-3 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 7th day of December, 1998.

                                          OS FLORIDA, INC.

                                          By: /s/   WILLIAM S. LEVINE

                                             -----------------------------------
                                              William S. Levine
                                              President

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints WILLIAM S. LEVINE and BILL M. BEVERAGE, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, to sign any related registration statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, for their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrants and in the capacities and on the dates indicated:

               SIGNATURE                             TITLE                    DATE
               ---------                             -----                    ----

         /s/ WILLIAM S. LEVINE           President (Principal           December 7, 1998
---------------------------------------  Executive Officer) and
           William S. Levine             Director

         /s/ ARTURO R. MORENO            Director                       December 7, 1998
---------------------------------------
           Arturo R. Moreno

         /s/ BILL M. BEVERAGE            Secretary and Treasurer        December 7, 1998
---------------------------------------  (Principal Accounting and
           Bill M. Beverage              Financial Officer)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-3 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 7th day of December, 1998.

                                          PREMIER SPORTS MARKETING, INC.

                                          By: /s/   WILLIAM S. LEVINE

                                             -----------------------------------
                                              William S. Levine
                                              Chairman of the Board

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints WILLIAM S. LEVINE and BILL M. BEVERAGE, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, to sign any related registration statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, for their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrants and in the capacities and on the dates indicated:

               SIGNATURE                             TITLE                    DATE
               ---------                             -----                    ----

         /s/ ARTURO R. MORENO            President, Chief Executive     December 7, 1998
---------------------------------------  Officer (Principal Executive
           Arturo R. Moreno              Officer) and Director

         /s/ WILLIAM S. LEVINE           Chairman of the Board and      December 7, 1998
---------------------------------------  Director
           William S. Levine

         /s/ BILL M. BEVERAGE            Secretary, Treasurer and       December 7, 1998
---------------------------------------  Chief Financial Officer
           Bill M. Beverage              (Principal Accounting and
                                         Financial Officer)

         /s/ BRIAN J. O'CONNOR           Director                       December 7, 1998
---------------------------------------
           Brian J. O'Connor

      /s/ STEPHEN F. BUTTERFIELD         Director                       December 7, 1998
---------------------------------------
        Stephen F. Butterfield

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-3 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 7th day of December, 1998.

                                          SAN FRANCISCO WALLS, INC.

                                          By: /s/   WILLIAM S. LEVINE

                                             -----------------------------------
                                              William S. Levine
                                              Chairman of the Board

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints WILLIAM S. LEVINE and BILL M. BEVERAGE, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, to sign any related registration statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, for their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrants and in the capacities and on the dates indicated:

               SIGNATURE                             TITLE                    DATE
               ---------                             -----                    ----

         /s/ ARTURO R. MORENO            President, Chief Executive     December 7, 1998
---------------------------------------  Officer (Principal Executive
           Arturo R. Moreno              Officer) and Director

         /s/ WILLIAM S. LEVINE           Chairman of the Board and      December 7, 1998
---------------------------------------  Director
           William S. Levine

         /s/ BILL M. BEVERAGE            Secretary and Treasurer        December 7, 1998
---------------------------------------  (Principal Accounting and
           Bill M. Beverage              Financial Officer)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-3 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 7th day of December, 1998.

                                 NEW YORK SUBWAYS ADVERTISING CO., INC.

                                 By: /s/        WILLIAM S. LEVINE

                                    --------------------------------------------
                                     William S. Levine
                                     Chairman of the Board

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints WILLIAM S. LEVINE and BILL M. BEVERAGE, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, to sign any related registration statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, for their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrants and in the capacities and on the dates indicated:

          SIGNATURE                         TITLE                     DATE
          ---------                         -----                     ----

     /s/ ARTURO R. MORENO       President (Principal Executive  December 7, 1998
------------------------------  Officer) and Director
       Arturo R. Moreno

    /s/ WILLIAM S. LEVINE       Chairman of the Board and       December 7, 1998
------------------------------  Director
      William S. Levine

     /s/ BILL M. BEVERAGE       Secretary, Treasurer and Chief  December 7, 1998
------------------------------  Financial Officer (Principal
       Bill M. Beverage         Accounting and Financial
                                Officer)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-3 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 7th day of December, 1998.

                                          OS BUS, INC.

                                          By: /s/   WILLIAM S. LEVINE

                                             -----------------------------------
                                              William S. Levine
                                              Chairman of the Board

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints WILLIAM S. LEVINE and BILL M. BEVERAGE, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, to sign any related registration statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, for their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrants and in the capacities and on the dates indicated:

          SIGNATURE                         TITLE                     DATE
          ---------                         -----                     ----

     /s/ ARTURO R. MORENO       President and Chief Executive   December 7, 1998
------------------------------  Officer (Principal Executive
       Arturo R. Moreno         Officer)

    /s/ WILLIAM S. LEVINE       Chairman of the Board and sole  December 7, 1998
------------------------------  Director
      William S. Levine

     /s/ BILL M. BEVERAGE       Secretary, Treasurer and Chief  December 7, 1998
------------------------------  Financial Officer (Principal
       Bill M. Beverage         Accounting and Financial
                                Officer)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-3 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 7th day of December, 1998.

                                       OUTDOOR SYSTEMS (NEW YORK), INC.

                                       By: /s/     WILLIAM S. LEVINE

                                          --------------------------------------
                                           William S. Levine
                                           Chairman of the Board

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints WILLIAM S. LEVINE and BILL M. BEVERAGE, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, to sign any related registration statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, for their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrants and in the capacities and on the dates indicated:

          SIGNATURE                         TITLE                     DATE
          ---------                         -----                     ----

     /s/ ARTURO R. MORENO       President and Chief Executive   December 7, 1998
------------------------------  Officer (Principal Executive
       Arturo R. Moreno         Officer)

    /s/ WILLIAM S. LEVINE       Chairman of the Board and sole  December 7, 1998
------------------------------  Director
      William S. Levine

     /s/ BILL M. BEVERAGE       Secretary and Treasurer         December 7, 1998
------------------------------  (Principal Accounting and
       Bill M. Beverage         Financial Officer)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-3 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 7th day of December, 1998.

                                          PACIFIC CONNECTION, INC.

                                          By: /s/   WILLIAM S. LEVINE

                                             -----------------------------------
                                              William S. Levine
                                              Chairman of the Board

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints WILLIAM S. LEVINE and BILL M. BEVERAGE, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, to sign any related registration statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, for their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrants and in the capacities and on the dates indicated:

               SIGNATURE                             TITLE                    DATE
               ---------                             -----                    ----

         /s/ ARTURO R. MORENO            President (Principal           December 7, 1998
---------------------------------------  Executive Officer)
           Arturo R. Moreno

         /s/ WILLIAM S. LEVINE           Chairman of the Board and      December 7, 1998
---------------------------------------  Director
           William S. Levine

         /s/ BILL M. BEVERAGE            Secretary, Treasurer           December 7, 1998
---------------------------------------  (Principal Accounting and
           Bill M. Beverage              Financial Officer) and
                                         Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-3 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 7th day of December, 1998.

                                          NATIONAL ADVERTISING COMPANY

                                          By: /s/   WILLIAM S. LEVINE

                                             -----------------------------------
                                              William S. Levine
                                              Chairman of the Board

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints WILLIAM S. LEVINE and BILL M. BEVERAGE, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, to sign any related registration statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, for their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrants and in the capacities and on the dates indicated:

               SIGNATURE                             TITLE                    DATE
               ---------                             -----                    ----

         /s/ ARTURO R. MORENO            President, Chief Executive     December 7, 1998
---------------------------------------  Officer (Principal Executive
           Arturo R. Moreno              Officer) and Director

         /s/ WILLIAM S. LEVINE           Chairman of the Board and      December 7, 1998
---------------------------------------  Director
           William S. Levine

         /s/ BILL M. BEVERAGE            Secretary and Treasurer        December 7, 1998
---------------------------------------  (Principal Accounting and
           Bill M. Beverage              Financial Officer)

         /s/ BRIAN J. O'CONNOR           Director                       December 7, 1998
---------------------------------------
           Brian J. O'Connor

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-3 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 7th day of December, 1998.

                                          SALM ENTERPRISES, INC.

                                          By: /s/   WILLIAM S. LEVINE

                                             -----------------------------------
                                              William S. Levine
                                              Chairman of the Board

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints WILLIAM S. LEVINE and BILL M. BEVERAGE, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, to sign any related registration statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, for their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrants and in the capacities and on the dates indicated:

               SIGNATURE                             TITLE                    DATE
               ---------                             -----                    ----

         /s/ ARTURO R. MORENO            President (Principal           December 7, 1998
---------------------------------------  Executive Officer) and
           Arturo R. Moreno              Director

         /s/ WILLIAM S. LEVINE           Chairman of the Board and      December 7, 1998
---------------------------------------  Director
           William S. Levine

         /s/ BILL M. BEVERAGE            Secretary, Treasurer and       December 7, 1998
---------------------------------------  Chief Financial Officer
           Bill M. Beverage              (Principal Accounting and
                                         Financial Officer)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-3 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 7th day of December, 1998.

                                          ATLANTA BUS SHELTERS
                                          BY: OUTDOOR SYSTEMS, INC., its General
                                          Partner

                                          By: /s/   WILLIAM S. LEVINE

                                             -----------------------------------
                                              William S. Levine
                                              Chairman of the Board

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints WILLIAM S. LEVINE and BILL M. BEVERAGE, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, to sign any related registration statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, for their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrants and in the capacities and on the dates indicated:

               SIGNATURE                             TITLE                    DATE
               ---------                             -----                    ----

         /s/ ARTURO R. MORENO            Director of Outdoor Systems,   December 7, 1998
---------------------------------------  Inc., General Partner
           Arturo R. Moreno

         /s/ WILLIAM S. LEVINE           Chairman of the Board and      December 7, 1998
---------------------------------------  Director of Outdoor Systems,
           William S. Levine             Inc., General Partner

         /s/ BRIAN J. O'CONNOR           Director of Outdoor Systems,   December 7, 1998
---------------------------------------  Inc., General Partner
           Brian J. O'Connor

      /s/ STEPHEN F. BUTTERFIELD         Director of Outdoor Systems,   December 7, 1998
---------------------------------------  Inc., General Partner
        Stephen F. Butterfield

                               INDEX TO EXHIBITS

EXHIBIT
  NO.                             DESCRIPTION OF EXHIBIT
-------                           ----------------------
  1.1     --   Form of Underwriting Agreement.*
  3.1     --   Fourth Amended and Restated Certificate of Incorporation
               (filed as Exhibit 99.2 to the Registrant's Current Report on
               Form 8-K filed on June 4, 1997 (File No. 0-28256) and
               incorporated by reference).
  3.2     --   Amended and Restated Bylaws (filed as Exhibit 3.2 to
               Amendment No. 1 to the Registrant's Registration Statement
               on Form S-1 (File No. 333-1582) and incorporated herein by reference).
  4.1     --   Form of Indenture.
  4.2     --   Specimen Common Stock Certificate of the Registrant (filed as Exhibit 4.1 to Amendment No. 2 to the Registrant's
               Registration Statement on Form S-1 (File No. 333-1582) and
               incorporated herein by reference).
  4.3     --   Certificate of Designation.*
  4.4     --   Form of Preferred Stock Certificate.*
  4.5     --   Form of Warrant Agreement.*
  4.6     --   Form of Warrant.*
  5.1     --   Opinion of Powell, Goldstein, Frazer & Murphy LLP.
 12.1     --   Computation of Ratio of Earnings to Combined Fixed Charges
               and Preferred Stock Dividends.
 12.2     --   Computation of Ratio of Earnings to Fixed Charges.
 23.1     --   Consent of Powell, Goldstein, Frazer & Murphy LLP (included in Exhibit 5.1).
 23.2     --   Consent of Deloitte & Touche LLP, independent auditors.
 23.3     --   Consent of PricewaterhouseCoopers LLP, independent auditors.
 23.4     --   Consent of PricewaterhouseCoopers, independent auditors.
 24.1     --   Powers of Attorney (included on signature pages).
 25.1     --   Statement of Eligibility of Trustee on Form T-1.**

-------------------------

 * To be filed by amendment or by a Current Report on Form 8-K pursuant to Regulation S-K, Item 601(b).

** To be filed separately pursuant to Trust Indenture Act Section 305(b)(2).